Exhibit 5.1

April 30, 2015

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, Connecticut 06901

Re:	Harman International Industries, Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Harman International Industries, Incorporated, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) debt securities, in one or more series (the “Harman Debt Securities”), of the Company, (b) debt securities, in one or more series (the “Harman Finance Debt Securities”), of Harman Finance International, S.C.A., a corporate partnership limited by shares organized under the laws of Luxembourg and an indirect wholly-owned subsidiary of the Company (“Harman Finance”), that will be guaranteed by the Company, and (c) guarantees (the “Harman Guarantees”) by the Company of the Harman Finance Debt Securities, each on terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture (the “Harman Indenture”) for the Harman Debt Securities filed as Exhibit 4.1 to the Registration Statement to be entered into by the Company, and U.S. Bank National Association, as trustee (the “Harman Trustee”), the form and terms of any series of Harman Debt Securities issued under such Harman Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Harman Indenture, (ii) a form of the Indenture (the “Harman Finance Indenture” and, together with the Harman Indenture, the “Indentures”) for the Harman Finance Debt Securities filed as Exhibit 4.2 to the Registration Statement to be entered into by Harman Finance, the Company, as guarantor, and U.S. Bank National Association, as trustee (the

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Harman International Industries, Incorporated

April 30, 2015

“Harman Finance Trustee” and, together with the Harman Trustee, the “Trustees”), the form and terms of any series of Harman Finance Debt Securities and Harman Guarantees issued under such Harman Finance Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Harman Finance Indenture and (iii) the Restated Certificate of Incorporation of the Company, as amended, and as in effect on the date hereof (the “Certificate of Incorporation”), the By-Laws of the Company, as amended, and as in effect on the date hereof (the “By-Laws”), and such other corporate records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to each Indenture other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Securities constituting Harman Debt Securities, when (i) the Company has taken all necessary corporate action to establish the form and terms of such Harman Debt Securities and to authorize and approve the issuance of such Harman Debt Securities, the terms of the offering thereof and related matters, (ii) the Harman Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Harman Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Harman Debt Securities, (iii) the Harman Trustee under the Harman Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Harman Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Harman Indenture and the applicable resolutions of the Board of Directors of the Company or duly authorized committee thereof (the “Harman Board”) or supplemental indenture relating to such Harman Debt Securities and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, such Harman Debt Securities (x) will have been duly authorized by all necessary corporate action on the part of the Company and (y) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	With respect to Securities constituting Harman Finance Debt Securities (including the Harman Guarantees), when (i) Harman Finance and the Company have taken

Harman International Industries, Incorporated

April 30, 2015

all necessary action to establish the form and terms of such Harman Finance Debt Securities and to authorize and approve the issuance of such Harman Finance Debt Securities (including the Harman Guarantees), the terms of the offering thereof and related matters, (ii) the Harman Finance Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Harman Finance Debt Securities (including the Harman Guarantees) have been duly authorized, executed and delivered by the parties thereto with the terms of such Harman Finance Debt Securities and the Harman Guarantees having been set forth in such Harman Finance Indenture or such a supplemental indenture or such an officers’ certificate delivered pursuant thereto, (iii) the Harman Finance Trustee under the Harman Finance Indenture has been duly qualified under the TIA, (iv) such Harman Finance Debt Securities have been duly authorized by all necessary entity action on the part of Harman Finance, and (v) such Harman Finance Debt Securities (including any notations of such Harman Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the Harman Finance Indenture and the applicable resolutions of the Harman Board and the board of directors or managers or other authorizing body of Harman Finance (the “Harman Finance Board”) or supplemental indenture relating to such Harman Finance Debt Securities (including the Harman Guarantees) and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, (x) such Harman Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and (y) such Harman Finance Debt Securities (including such Harman Guarantees) will be valid and binding obligations of Harman Finance and the Company, enforceable against Harman Finance and the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and each Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been

Harman International Industries, Incorporated

April 30, 2015

duly authorized, executed and delivered by the Company and, if such Securities constitute Harman Finance Debt Securities, Harman Finance, and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Harman Finance Debt Securities, Harman Finance (a) will continue to be validly existing and continue to be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will continue to have the necessary corporate or other entity power and due authorization, and the Certificate of Incorporation, By-Laws and other organizational or charter documents of the Company and Harman Finance will continue to be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Certificate of Incorporation, By-Laws or other organizational document of the Company, and, if such Securities constitute Harman Finance Debt Securities, the organizational document of Harman Finance, and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Company or Harman Finance and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Company’s or Harman Finance’s securities are listed for trading) having jurisdiction over the Company or Harman Finance and, if such Securities constitute Harman Debt Securities, in conformity with the Harman Indenture or, supplemental indenture or officers’ certificate and the applicable resolution of the Harman Board and, if such Debt Securities constitute Harman Finance Debt Securities, the Harman Finance Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the Harman Board and the Harman Finance Board; (vii) if such Securities constitute (a) Harman Debt Securities, the officers’ certificate or supplemental indenture to the related Harman Indenture establishing any terms different from those in such Harman Indenture shall not include any provision that is unenforceable against the Company or (b) Harman Finance Debt Securities, the officers’ certificate or supplemental indenture to the related Harman Finance Indenture establishing any terms different from those in such Harman Finance Indenture shall not include any provision that is unenforceable against the Company or Harman Finance; and (viii) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Company (and, if such Securities constitute Harman Finance Debt Securities, Harman Finance), enforceable against such party in accordance with its terms.

Harman International Industries, Incorporated

April 30, 2015

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware General Corporation Law (the “DGCL”); and (iii) the Laws of the State of New York. As used herein, the term “DGCL” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

(C)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or Harman Finance or any other person or any other circumstance.

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Harman International Industries, Incorporated

April 30, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.